Exhibit 10.1

Execution Version

GUARANTY

THIS GUARANTY (“Guaranty”) is made as of August 14, 2023 by PUBLIC STORAGE, a real estate investment trust formed under the laws of the State of Maryland (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (“Agent”) for itself and the financial institutions from time to time a party to the Credit Agreement referenced below as a “Lender” (collectively with any Issuing Bank (as such term is defined in the Credit Agreement), “Lenders”).

R E C I T A L S

A.

Pursuant to the terms of that certain Third Amended and Restated Credit Agreement, dated as of June 12, 2023, by and among PUBLIC STORAGE OPERATING COMPANY (f/k/a Public Storage), a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), Agent and Lenders (as the same may be amended, modified, supplemented or replaced from time to time, the “Credit Agreement”), Lenders agreed to make available to the Borrower a revolving credit facility in the principal sum of ONE BILLION FIVE HUNDRED MILLION AND NO/100THS DOLLARS ($1,500,000,000.00) in accordance with the terms of the Credit Agreement (the “Commitment”, and all loans made thereunder, collectively, the “Loan”) for the purposes specified in the Credit Agreement.

B.	Guarantor is the indirect parent of Borrower will benefit from the Loan made by Lenders to Borrower and the continued extensions of credit to Borrower pursuant to the Credit Agreement.

C.	Guarantor’s execution and delivery of this Guaranty is a condition to the Lenders’ making, and continuing to make, such financial accommodations available to Borrower.

THEREFORE, in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.

GUARANTY. Guarantor hereby unconditionally, absolutely and irrevocably guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guaranteed Obligations”): (a) all indebtedness and obligations owing by Borrower or any other Loan Party to any Lender, the Issuing Bank or Agent under or in connection with the Credit Agreement or any other Loan Document, including without limitation, the repayment of all principal of the Loan, Reimbursement Obligations, and the payment of all interest, fees, charges, attorneys’ fees and other amounts payable to any Lender, the Issuing Bank or Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all losses and expenses required to be paid by Guarantor pursuant to Sections 2 and 12.2 hereof; and (d) all other Obligations.

2.

REMEDIES. If Guarantor fails to promptly perform its obligations under this Guaranty, Agent may from time to time, and without first requiring performance by Borrower or any other guarantor, or without exhausting any or all security (if any) for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense required to be paid by Guarantor pursuant to Section 12.2 hereof.

3.

RIGHTS OF AGENT AND LENDERS. Guarantor authorizes Agent and Lenders, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to: (a) renew, modify or extend all or any portion of Borrower’s obligations under the Credit Agreement or any of the other Loan Documents; (b) declare all sums owing to Lenders under the Credit Agreement or any of the other Loan Documents, due and payable upon the occurrence and during the continuation of an Event of Default under the Loan Documents; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Credit Agreement or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, except for: (i) increases in the principal amount of the Loan or changes in the manner by which interest rates, fees or charges are calculated under the Credit Agreement and the other Loan Documents (Guarantor acknowledges that if the Credit Agreement or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Termination Date where no Event of Default has occurred under the Loan Documents; (e) take and hold security for the performance of Borrower’s obligations under Credit Agreement or the other Loan Documents, and exchange, enforce, waive, subordinate and release any such security in whole or part; (f) apply such security and direct the order or manner of sale thereof as Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of any Note or other evidence of the Loan or guarantors of Borrower’s obligations under the Credit Agreement or the other Loan Documents; (h) apply payments received by Agent from Borrower to any obligations of Borrower to Agent or any Lender, in such order as Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

4.

GUARANTOR’S WAIVERS. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Documents (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) for purposes other than the purposes represented by Borrower to Agent or intended or understood by Agent or Guarantor; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Agent or intended or understood by Agent or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Agent; (e) any defense based upon Agent’s or any Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Credit Agreement or any of the other Loan Documents, or upon the failure of any other principals of Borrower to guaranty the Loan; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Agent’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Agent or Lenders may have against Borrower and any right to participate in, or benefit from, any security for the Credit Agreement or the other Loan Documents now or hereafter held by Agent until the Guaranteed Obligations have been paid in full; (j) presentment, demand, protest and notice of any kind; and

(k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Finally, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Credit Agreement or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5.

GUARANTOR’S WARRANTIES. Guarantor warrants, represents, covenants and acknowledges to Agent and Lenders that: (a) Guarantor has reviewed all of the terms and provisions of the Credit Agreement and the other Loan Documents; (b) there are no conditions precedent to the effectiveness of this Guaranty; (c) Guarantor has established adequate means of obtaining from sources other than Agent, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and neither Agent nor any Lender has made any representation to Guarantor as to any such matters; (d) Guarantor has not and will not, without the prior written consent of Agent, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business or as permitted by the Credit Agreement; and (e) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent”, as that term is defined in Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor’s debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor’s assets. Guarantor acknowledges and agrees that Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.

SUBORDINATION. Upon the occurrence and during the continuation of an Event of Default, Guarantor (a) subordinates all present and future indebtedness owing by Borrower or by any other guarantor under any guaranty or indemnity of the Loan, to Guarantor to the Obligations at any time owing by Borrower to Agent and Lenders under the Credit Agreement and the other Loan Documents, (b) agrees to make no claim for such indebtedness until all Obligations of Borrower under the Credit Agreement and the other Loan Documents have been fully discharged (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and (c) further agrees not to assign all or any part of such indebtedness unless Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.

8.

BANKRUPTCY OF BORROWER. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Agent, for the benefit of Lenders all rights of Guarantor thereunder. If Guarantor does not file any such claim, Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Agent or Agent’s nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Agent, for the benefit of Lenders, the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Agent, for the benefit of Lenders all of Guarantor’s rights to any such payments or distributions; provided, however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Agent receives cash by reason of any such payment or distribution. If Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Agent or any Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced by the Loan Documents.

9.

ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof. The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Credit Agreement and the other Loan Documents. Agent and Lenders may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

10.	CREDIT REPORTS. Guarantor hereby authorizes Agent to order and obtain, from a credit reporting agency of Agent’s choice, a third party credit report on Guarantor.

11.

ENFORCEABILITY. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, (c) as part of Agent’s and Lenders’ consideration for entering into this transaction, Agent and Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, (ii) the circumstances under which such defenses may arise, (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Agent and Lenders, and that Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

12.	MISCELLANEOUS.

12.1

Notices. All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty). All such notices, demands, or other communications under this Guaranty shall be effective (a) if mailed, when received, (b) if sent by facsimile, when transmitted, or (c) if hand delivered, when delivered; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Guarantor:

Public Storage

701 Western Avenue

Glendale, California 91201-2349

Attention: Chief Financial Officer and Chief Investment Officer

Facsimile Number: (818) 244-9267

Telephone Number: (818) 244-8080

with a copy to:

Public Storage

701 Western Avenue

Glendale, California 91201-2349

Attention: Chief Legal Officer

Facsimile Number: (818) 548-9288

Telephone Number: (818) 244-8080

Agent:	Wells Fargo Bank, National Association 333 S. Grand Ave., 9th Floor Los Angeles, CA 90071 Attention: Nina Johnnie Email: nina.c.johnnie@wellsfargo.com Telephone Number: 213-358-7529 Loan #: 1013670
With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 600 South 4th Street, 9th Floor Minneapolis, MN 55415 Attn: Kirby D. Wilson Facsimile Number: 866-595-7863 Telephone Number: 612-667-6009

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

12.2

Attorneys’ Fees and Expenses; Enforcement. Guarantor shall be liable to each Indemnified Party for any loss, cost, damage, injury and expense required to be indemnified by the Borrower pursuant to Section 13.9 of the Credit Agreement. The provisions of Section 13.9 of the Credit Agreement are incorporated herein by this reference mutatis mutandis.

12.3

No Waiver. No previous waiver and no failure or delay by Agent and/or Lenders in acting with respect to the terms of the Credit Agreement or this Guaranty shall constitute a waiver of any breach, default, or failure of condition under the Credit Agreement or this Guaranty or the obligations secured thereby. A waiver of any term of the Credit Agreement or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

12.4

Loan Sales and Participation; Disclosure of Information. Guarantor agrees that Lenders may elect, at any time, to sell, assign or grant participation in all or any portion of Lenders’ rights and obligations under the Loan Documents and this Guaranty, subject to and in accordance with the terms of Section 13.5 of the Credit Agreement. Guarantor further agrees that Lenders may, subject to and in accordance with the terms of Section 13.8 of the Credit Agreement, disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lenders with respect to: (a) any party connected with the Loan (including, without limitation, Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower, Guarantor, and any other guarantor); and/or (b) any lending relationship other than the Loan which any Lender may have with any party connected with the Loan. In the event of any such sale, assignment or participation, Lenders and the parties to such transaction shall share in the rights and obligations of Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Agent, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

12.5	[RESERVED].

12.6

Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

12.7	Heirs, Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of Guarantor, Agent, the Lenders and their respective successors and permitted assigns.

12.8

Time. Without limiting any cure periods and specific timing requirements for payments or performance of the obligations of the Guarantor provided in the Credit Agreement, time is of the essence of each and every term herein.

12.9	Governing Law; Consent To Jurisdiction And Limitation of Liability. The provisions of Sections 13.4, 13.12 and 13.17 of the Credit Agreement are incorporated herein by this reference mutatis mutandis.

12.10

Survival. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Agent and Lenders under the Loan Documents. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guaranteed Obligations and the termination or cancellation of all Loan Documents in accordance with their respective terms.

12.11

Joint and Several Liability. THE LIABILITY OF THE GUARANTOR HEREUNDER SHALL BE JOINT AND SEVERAL WITH THE BORROWER AND ALL OTHER GUARANTORS (IF ANY) OF BORROWER’S OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

12.12	Headings. All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

12.13

Powers Of Attorney. The powers of attorney granted by Guarantor to Agent in this Guaranty shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Neither Agent nor Lenders shall have any obligation to exercise any of the foregoing rights and powers in any event.

12.14	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Credit Agreement.

12.15

Rules Of Construction. The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Credit Agreement and the other Loan Documents. The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons. The words “Agent” and “Lenders” as used herein shall include Agent, Lenders, and their successors, assigns and affiliates.

12.16

Use Of Singular And Plural; Gender. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

12.17	[RESERVED].

12.18

Integration; Interpretation. This Guaranty contains the entire agreement of Guarantor, Agent and the Lenders with respect to the matters contemplated hereby and supersedes all prior negotiations or agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by Guarantor and Agent.

12.19	Electronic Delivery of Certain Information. Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5 of the Credit Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

PUBLIC STORAGE, a Maryland real estate investment trust

By:	/s/ H. Thomas Boyle
Name:	H. Thomas Boyle
Title:	Senior Vice President, Chief Financial and Investment Officer and Treasurer

Signature Page to Guaranty (Public Storage)